                           OFFER TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
                                      AND
                 ALL OUTSTANDING SHARES OF CLASS B COMMON STOCK
                                       OF
                      BERINGER WINE ESTATES HOLDINGS, INC.
                                       AT
                              $55.75 NET PER SHARE
                                       BY
                          BORDEAUX ACQUISITION CORP.,
                      AN INDIRECT, WHOLLY OWNED SUBSIDIARY
                                       OF
                         FOSTER'S BREWING GROUP LIMITED
--------------------------------------------------------------------------------
  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON FRIDAY, SEPTEMBER 29, 2000, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                               September 1, 2000

To Brokers, Dealers, Commercial Banks,
    Trust Companies and Other Nominees:

    We have been appointed by Bordeaux Acquisition Corp. ("Purchaser"), a Delaware corporation and an indirect, wholly owned subsidiary of Foster's Brewing Group Limited, a corporation organized under the laws of the State of South Australia, Commonwealth of Australia ("Foster's"), to act as Dealer Manager in connection with Purchaser's offer to purchase all outstanding
(i) shares of Class A common stock, par value $0.01 per share (the "Class A Shares"), of Beringer Wine Estates Holdings, Inc. ("Beringer") and (ii) shares of Class B common stock, par value $0.01 per share (the "Class B Shares" and, together with the Class A Shares, the "Shares") of Beringer, at a purchase price of $55.75 per Share, net to the seller in cash, without interest, prorated for fractional Shares on the terms and subject to the conditions set forth in Purchaser's Offer to Purchase, dated September 1, 2000, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

    Enclosed herewith for your information and for forwarding to your clients are copies of the following documents:

        1. Offer to Purchase, dated September 1, 2000.

        2. Letter of Transmittal to tender Shares for your use and for the information of your clients, together with Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9, which provides information relating to backup federal income tax withholding. Manually signed facsimile copies of the Letter of Transmittal may be used to tender Shares.

        3. Letter to holders of Shares ("Stockholders") from Walter W. Klenz, President, Chief Executive Officer and Chairman of the Board of Directors of Beringer, together with a Solicitation/Recommendation Statement on
    Schedule 14D-9.

        4. Notice of Guaranteed Delivery for Shares to be used to accept the Offer if neither of the two procedures for tendering Shares set forth in the Offer to Purchase can be completed on a timely basis.
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        5. Form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

        6. Return envelope addressed to Equiserve, L.P. (the "Depositary").

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 29, 2000, UNLESS THE OFFER IS EXTENDED.

    Please note the following:

        1. The tender price is $55.75 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

        2. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares that (together with any Shares that Purchaser has the right to acquire pursuant to the Tender Agreement (as defined in the Offer to Purchase) and any Shares then owned by Foster's or any of its subsidiaries) constitutes at least a majority of the total voting power of the outstanding securities of Beringer entitled to vote in the election of directors or in a merger, calculated on a fully diluted basis, on the date of purchase. The Offer is also subject to the conditions set forth in the Offer to Purchase. See the "Introduction" and Sections 1, 14, and 15 of the Offer to Purchase.

        3. The Offer is being made for all of the outstanding Shares.

        4. Tendering Stockholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required tax identification information is provided. See Instruction 10 of the Letter of Transmittal.

        5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, September 29, 2000, unless the Offer is extended.

        6. The members of the Board of Directors of Beringer present at a meeting duly called and held have unanimously (with one Board member absent) determined that each of the transactions contemplated by the Merger Agreement, including the Offer and the Merger (as such terms are defined in the Offer to Purchase), is fair to and in the best interests of Beringer and the Stockholders, have approved the Offer and adopted the Merger Agreement and recommend that Stockholders accept the Offer and tender their Shares pursuant to the Offer.

        7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for Shares (the "Certificates") or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of book-entry transfers, an Agent's Message) and (c) any other documents required by the Letter of Transmittal. The per share consideration paid to any Stockholder pursuant to the Offer will be the highest per share consideration paid to any other Stockholder pursuant to the Offer. Accordingly, payment may not be made to all tendering Stockholders at the same time depending upon when Certificates for or Book-Entry Confirmations of such Shares are actually received by the Depositary.

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    In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) and any required signature guarantees (or, in the case of book-entry transfers, an Agent's Message) and any other required documents should be sent to the Depositary and (ii) either Certificates representing the tendered Shares or a timely Book-Entry Confirmation should be delivered to the Depositary in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

    If Stockholders wish to tender their Shares, but it is impracticable for them to forward the Certificates for such Shares or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified in Section 3 of the Offer to Purchase.

    Neither Purchaser nor Foster's will pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

    Purchaser will pay or cause to be paid any stock transfer taxes payable on the transfer of the Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Any inquiries you may have with respect to the Offer should be addressed to UBS Warburg LLC, as the Dealer Manager or MacKenzie Partners, Inc. (the "Information Agent"), at their respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase. Additional copies of the enclosed materials may be obtained from the Information Agent or the Dealer Manager or from brokers, dealers, commercial banks or trust companies.

                                          Very truly yours,

                                          UBS Warburg LLC

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PURCHASER, FOSTER'S, BERINGER, THE DEALER MANAGER, THE INFORMATION AGENT, THE DEPOSITARY OR ANY AFFILIATE OF ANY OF THEM OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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